Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

Web Service Company, Inc.

Redondo Beach, California

We have audited the accompanying balance sheet of Web Service Company, Inc., Eastern Region (the “Division”) as of December 31, 2003 and the related statements of income, division equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Web Service Company, Inc., Eastern Region as of December 31, 2003 and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Hurley & Company

Granada Hills, CA
March, 16, 2004

WEB SERVICE COMPANY, INC., EASTERN REGION

BALANCE SHEET

DECEMBER 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$1,274,000
Current portion of prepaid rentals	1,229,000
Repair parts inventory	353,000
Advanced commissions	297,000
Total current assets	3,153,000

Equipment, at cost:
Washers and dryers	26,148,000
Other equipment and vehicles	3,926,000
New washers and dryers not yet in service	650,000
30,724,000
Less accumulated depreciation	(16,491,000)
14,233,000

Other assets:
Prepaid rentals, net of current portion	3,700,000

Total assets	$21,086,000

The accompanying notes are an integral part of these financial statements.

WEB SERVICES COMPANY, INC., EASTERN REGION

BALANCE SHEET

DECEMBER 31, 2003

LIABILITIES AND DIVISION EQUITY

Current liabilities:
Rentals payable	$663,000
Total current liabilities	663,000

Division equity	20,423,000

Total liabilities and division equity	$21,086,000

The accompanying notes are an integral part of these financial statements.

WEB SERVICES COMPANY, INC., EASTERN REGION

STATEMENTS OF INCOME AND DIVISION EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2003

Revenue:
Collections	$29,556,000
Commercial rentals	327,000
Total revenue	29,883,000
Costs and Expenses:
Location rentals	16,534,000
General and administrative	9,882,000
Allocation of corporate expenses	2,836,000
Total operating expenses	29,252,000
Operating income	631,000

Other expense:
Loss on sale of equipment	(162,000)
Net income	$469,000

Statement of Division Equity:

Equity, beginning of year	$20,516,000
Distribution to Parent	(150,000)
Machines transferred to Parent	(412,000)
Net income for year	469,000
Equity, end of year	$20,423,000

The accompanying notes are an integral part of these financial statements.

WEB SERVICE COMPANY, INC., EASTERN REGION

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2003

Cash flows from operating activities:
Net income	$469,000
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	2,591,000
Amortization of prepaid rentals	1,183,000
Loss on sale of equipment	162,000
Changes in prepaid rentals	(1,587,000)
Changes in advanced commissions	49,000
Changes in repair parts inventory	(42,000)
Total adjustments	2,356,000
Net cash provided by operations	2,825,000

Cash flows from investing activities:
Purchase of equipment	(2,844,000)
Proceeds from sale of equipment	149,000
Net cash used in investing activities	(2,695,000)

Cash flows from financing activities:
Distribution to Parent	(150,000)
Net cash used by financing activities	(150,000)
Net decrease in cash and cash equivalents	(20,000)
Cash and cash equivalents, beginning of year	1,294,000
Cash and cash equivalents, end of year	$1,274,000

The accompanying notes are an integral part of these financial statements.

WEB SERVICE COMPANY, INC., EASTERN REGION

NOTES TO FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2003

1.       BUSINESS DESCRIPTION

The accompanying financial statements include the accounts of Web Service Company, Inc., Eastern Region (the ”Division”).  Web Service Company, Inc., Eastern Region is primarily engaged in the business of operating coin laundry machines, generally in apartment complexes located primarily in Georgia, Florida and Tennessee.   Web Service Company, Inc., Eastern Region is a wholly owned division of Web Service Company, Inc., (the Parent).  The Division was sold to Mac-Gray Corporation in January 2004.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—The Parent considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.  The Parent utilizes a cash management system under which all deposits are swept into a corporate investment account.  The cash and cash equivalents amounts reflected in the accompanying balance sheet represent amounts estimated to be in laundry machines at December 31, 2003.

Repair Parts—Repair parts primarily consist of washer and dryer machine parts.  These parts are stated at the lower of the average cost or market value.

Location Rentals—The Division leases laundry facilities in which it installs and maintains its own washers and dryers.  Location rentals are generally computed and paid as a percentage of collections from laundry machines.  Certain of these leases provide for the prepayment of rentals in amounts that are not related to collections.  These prepaid rentals are deferred and amortized using the straight-line method over the average term of the lease agreements.

Equipment —Depreciation is computed using the straight-line method for washers and dryers and using accelerated methods for other equipment.  The estimated useful lives of the assets are as follows:

Washers and dryers, new	10 years
Washers and dryers, used	3 years
Operating equipment	3–8 years

Other Assets—Other assets consist of prepaid expenses, primarily rentals on the placement of machines.

Impairment of Long-Lived Assets—The Division reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be fully recoverable.  Impairment is recognized in the event that the undiscounted cash flows estimated to be generated by the asset are less than its carrying amount.

Fair Value of Financial Instruments—For purposes of financial reporting, the Division has determined that the fair value of financial instruments approximates book value at December 31, 2003 based upon terms currently available to the Division in financial markets.

Revenue Recognition—The Division recognizes revenues from laundry machines as the machines are used and has accrued the cash estimated to be in the machines at the end of the year.

Income Taxes—The Division is a wholly owned portion of Web Services Company, Inc., an entity that has elected S corporation status under the Internal Revenue Code and the California Franchise Tax Code.  All tax returns were filed as part of the Parent’s consolidated tax returns.  Under subchapter S, the Company is treated substantially as a partnership, which results in the stockholders’ reporting corporate taxable income on their individual income tax returns.  For California purposes, a tax of 1.5% is also paid by the parent.  As of December 31, 2003, there is no tax due or receivable, nor any deferred tax items for the Division.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements—In May, 2003, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  (“FAS 150.”)  FAS 150 is effective for periods beginning after June 14, 2003.  The adoption of this standard had no material effect of the Division’s financial position or results of operations.

Recent Accounting Pronouncements (continued) — In April, 2003, the FASB issued Statement of FAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” FAS 149 seeks to establish accounting and reporting standards for derivative instruments and is effective for periods beginning after June 2003.  The Parent does use derivative instruments as hedges against certain interest rate risk, but adoption of this standard had no material effect of the Division’s financial position or results of operations.

3.       EQUIPMENT

As of December 31, 2003, Equipment consisted of the following:

	Cost	Accumulated Depreciation
Washers and dryers	$26,148,000	$13,766,000
Other equipment and vehicles	3,926,000	2,725,000
New washers and dryers, not yet placed in service	650,000	—
	$30,724,000	$16,491,000

4.       RELATED PARTY TRANSACTIONS

The Division does not operate as a separate company and consequently there were a number of related party transactions between the Division and the Parent and the Parent’s subsidiary companies and businesses.  Revenue derived from the Division’s washers and dryers has been specifically segregated upon collection, identified and accounted for separately.  This cash is deposited separately from the Parent’s other locations and assigned to each of the Division’s individual locations before it is accumulated in the master cash accounts of the Parent.  Related rental payments are also identified by customer and segregated, so that the expense is matched with the revenue and accumulated for the Division.  All direct operating expenses, which consist primarily of field technicians, collectors, vehicles and regional operating facilities, are specifically identified and assigned to the Division.  The cost of field equipment, all other equipment, and vehicles and the associated depreciation expense is specifically assigned to the Division’s field assets and laundry route contracts.  The Division has no direct costs other than those associated with the field operations of the facilities.  The Parent’s headquarter operations, located in California, provides all corporate type functions, such as accounting and reporting, computer systems and support, cash management and banking, human resources, insurance, and other general management functions.  Selling and marketing expenses are specifically identified where possible, however, in several instances, allocations of expenses are necessary.  Where allocations of expenses are appropriate, they are made based on a reasonable allocation methodology, such as a percentage of sales, payroll or machines deployed.  These allocation methods are reviewed periodically for appropriateness, and adjustments are made if deemed warranted.

The Parent has not allocated any cost of borrowed funds to the Division.  The Parent’s operating policy is only to allocate borrowed funds, and the related interest expense, when the Division is a net borrower of cash.  The Division’s cash inflows essentially equaled its’ cash outflows for the year ended December 31, 2003, therefore no allocation of borrowed funds or interest expense is necessary.

5.       COMMITMENTS

The Company leases facilities under non-cancelable operating leases.  Future minimum lease payments required under those leases were as follows as of December 31, 2003:

Year ended December 31,
2004	$159,000
2005	9,000
$168,000

6.       EMPLOYEE BENEFIT PLANS

The Division maintains a noncontributory profit-sharing plan and a contributory savings plan covering substantially all full-time employees with more than one year’s service.  Contributions to the profit-sharing plan are made at the discretion of the Board of Directors.  Savings plan contributions depend upon the level of employee participation.  Total Division expenses related to these plans was $216,000 for the year ended December 31, 2003.

7.       SUBSEQUENT EVENTS

In January 2004, essentially all the assets of the Division were sold to Mac-Gray Corporation.  Mac-Gray assumed certain liabilities and obligations as part of the transaction, specifically the accrued commissions related to collections.  Other liabilities were retained by the Parent as of December 31, 2003 and are not reflected in these financial statements.